Fantom: performance gains and clinical data for a next-generation BRS Lukasz Koltowski 1st Department of Cardiology Medical University of Warsaw Exhibit 99.3

Speaker's name: Lukasz Koltowski I have the following potential conflicts of interest to report: Receipt of grants / research supports: REVA Medical Receipt of honoraria or consultation fees: Medtronic, REVA Medical Potential conflicts of interest

BRS in STEMI: Rationale so far… Younger patients Low astherosclerosis burden Patient Proximal segments Lipid-rich soft plaque Less calcifications More focal/shorter lesion Lesion Snow shoe effect Scaffold

BRS in STEMI
BVS-RAI & BVS-EXAMINATION


ST
TLR
Death
DOCE
POCE
Dev. Compl.
p=0.37
p=0.44
p=0.06
p=0.38
p=0.84
p=0.40
0%
5%
10%
EES
BVS


A
Cumulative DOCE-free survival (%)
EES
BVS
Overall Log rank p = 0.657
30-day Log rank p = 0.591
Days
No. at risk
BVS 290 274 274 272
EES 290 280 280 278
C
Cumulative DOCE-free survival (%)
BMS
BVS
Overall Log rank p = 0.665
30-day Log rank p = 0.776
Days
No. at risk
BVS 290 274 274 272
EES 290 279 276 273
B
Cumulative Definite/probable device thrombosis-free survival (%)
EES
BVS
Overall Log rank p = 0.339
30-day Log rank p = 0.057
Days
No. at risk
BVS 290 279 279 279
BMS 290 286 286 286
D
Cumulative Definite/probable device thrombosis-free survival (%)
BMS
BVS
Overall Log rank p = 0.420
30-day Log rank p = 0.314
Days
No. at risk
BVS 290 279 279 279
BMS 290 287 286 286

BVS-RAI Cortese et al. Am J Card. 2015

BVS-EXAMINATION Brugaletta et al. JACC Card. Interv. 2015

Tomaniak, Kochman, Koltowski et al , JACC Cardiovasc. Int 2017 (in print) Still, BRS in STEMI needs improvment

Fantom in STEMI: Rationale 1. Snow shoe effect Source: 1) PLLA scaffold IFU, 2) Data of file, REVA Lower thickness Greater surface coverage Greater thickness Smaller surface coverage PLLA scaffold Fantom scaffold 150 um 125 um Surface coverage 32% (2.5 mm) 27% (3.0 mm) 27% (3.5 mm) Surface coverage 33% (2.5 mm) 31% (3.0 mm) 27% (3.5 mm)

Fantom in STEMI: Rationale 2. Low recoil & high radial strength Force to permanently deform scaffold in IRIS compression in 37°C H2O Tested on final scaffold 4.0% 3.5% 3.0% 2.5% systems (crimped, 2.0% sterilized and deployed) at 37°C in H2O Adequate radial strength Low recoil PLLA scaffold Fantom scaffold

Fantom in STEMI: Rationale 3. Substantial expansion range 0.75 - 1.0 mm depending upon device size Able to adjust for vessel taper & dilatation Polymer enables expansion to 3.75 mm without fracture

Fantom in STEMI: Rationale 4. Radiographic Visibility Precise scaffold placement & lesion coverage Proper structural assessment after implantation Less dependent on IVUS/OCT imaging compared to other BVS Xience, DES Fantom Koltowski L (unpublished image)

5. Improved healing profile Data on file, Reva Corp. Fantom in STEMI: Rationale Fewer residual plateles @3 months

First Fantom implantation in STEMI Huczek Z (unpublished data) 2 hour CP ECG: STEMI inferior ASA Ticagrelor UFH Occluded RCA Large thrombus Case: [VIDEO]

First Fantom implantation in STEMI



Thrombectomy + pre-dilatation
+ Fantom (3.5 x 24 mm)

[VIDEO]



Post-dilatation NC 3,5 x 8 (20 atm.)

[VIDEO]

Huczek Z (unpublished data)

First Fantom implantation in STEMI Huczek Z (unpublished data) ST resolution No chest pain Procedural success OCT evaluation [VIDEO]

First Fantom implantation in STEMI Huczek Z (unpublished data) [VIDEO]

FANTOM STEMI pilot study

Design:

- Single-arm, prospective
- STEMI (de novo, 2.5-3.5 RVD, <20 mm, no bif., no calc.)
- Proper implantation technique (PSP, 1:1 NC)
- Intravascular imaging follow-up

Study flow:

Baseline	**6 mo**	**18 mo**	**36 mo**
		Vasomotion	Vasomotion
QoL	QoL	QoL	QoL
OCT NIRS/IVUS	OCT NIRS/IVUS	OCT NIRS/IVUS	OCT NIRS/IVUS
Clinical	Clinical	Clinical	Clinical

Koltowski L (unpublished design)

Thank you. "In theory, theory and practice are the same. In practice, they are not.” [Albert Einstein]